Exhibit 10.1

MANAGEMENT OPERATING AGREEMENT

This MANAGEMENT OPERATING AGREEMENT (“Management Agreement” or “Agreement”) is made and entered into this 19th day of December, 2011 (the “Effective Date”), by and among WCA Waste Corporation, a Delaware corporation (“WCA Parent”), WCA of Massachusetts, LLC, a Massachusetts limited liability company (“WCA Massachusetts”), WCA of Ohio, LLC, an Ohio limited liability company (“WCA Ohio”), Sunny Farms Landfill, LLC, an Ohio limited liability company (“SF”), Champion City Recovery, LLC, a Massachusetts limited liability company (“CC”), Boxer Realty Redevelopment, LLC, a Massachusetts limited liability company (“BR”), New Amsterdam and Seneca Railroad Company, LLC, an Ohio limited liability company (“NA”) (WCA Massachusetts, WCA Ohio, SF, CC, BR, and NA are herein collectively referred to as the “WCA Subs”), and Live Earth LLC, a Delaware limited liability company (“LE”) and Live Earth Funding, LLC, an Ohio limited liability company (“LEF”) (LE and LEF are collectively referred to herein as “Live Earth”) (WCA Parent, WCA Subs and Live Earth are collectively referred to hereinafter as the “Parties”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in that certain Equity Interest and Asset Purchase Agreement dated December 9, 2009 (the “Live Earth Agreement”), by and among WCA Parent, WCA Subs, and LE, as amended by Amendment No. 1 to the Live Earth Agreement dated December 16, 2010 and further amended by Amendment No. 2 to Live Earth Agreement dated the date hereof.

RECITALS

WHEREAS, WCA of Ohio owns all of the issued and outstanding membership interests of SF and SF is permitted to operate a solid waste management facility, under the name of Sunny Farms Landfill, in Fostoria, Ohio (hereinafter referred to as the “Landfill”); and

WHEREAS, WCA of Massachusetts owns all of the membership interests of WCA Ohio, CC, BR and SF; and

WHEREAS, CC owns and is permitted to operate the Champion City recovery and rail transfer facility located in Brockton, Massachusetts (hereinafter referred to as the “Champion City Facility”); and

WHEREAS, CC operates the Stoughton Transfer Station and Recycling Station located in Stoughton, Massachusetts (the “Stoughton Facility”) pursuant to that certain Operating Agreement dated February 11, 2011, between CC and Stoughton Recycling Technologies, LLC, a Delaware limited liability company (“SRT”);

WHEREAS, WCA Parent and the WCA Subs desire to hire, engage and retain Live Earth to manage the day-to-day business operation of the Landfill, the Champion City Facility and the Stoughton Facility, all pursuant to the terms and conditions set forth in this Management Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do agree as follows:

TERMS AND PROVISIONS

1.	Term. This Management Agreement shall become effective as of the Effective Date and shall continue in full force and effect until such time as the earliest to occur of (i) the achievement of Earn-Out 2 (as defined in the Live Earth Agreement and acknowledged herein) and (ii) December 31, 2012 (the “Term”).

2.	Ownership. It is expressly understood and acknowledged by the Parties that, at all times, SF shall own the Landfill, CC shall own the Champion City Facility, and SRT shall own the Stoughton Facility. The Landfill, the Champion City Facility, the Stoughton Facility, and any Acquired Business (as defined below) are referred to herein, individually, as a “Managed Facility” and, collectively, as the “Managed Facilities.”

3.	Management and Operations.

a.	Daily Operations. During the Term, Live Earth shall have the right and responsibility to manage the day-to-day business operations of the Managed Facilities, in accordance with Applicable Laws and Permits and the provisions of this Management Agreement.

b.	Rates and Terms. Subject to the prior approval of WCA Parent, Live Earth shall establish all rates, fees, deductions, discounts, credits, and allowances in connection with the Managed Facilities.

c.	Revenues and Expenses. The applicable WCA Sub shall be exclusively entitled to all revenues from the Managed Facilities, and shall be solely responsible for paying all expenses associated with the operation and maintenance of the Managed Facilities, including payment of all taxes associated therewith.

d.	Title to Waste and Acceptable Waste. The applicable WCA Sub shall retain sole title to all acceptable waste accepted at the Managed Facilities. Live Earth shall not accept title to waste or materials that is unacceptable or hazardous waste regardless of whether the unacceptable waste is unloaded. Title to unacceptable waste shall at all times remain vested in the generator thereof whether or not unloaded.

e.	Operating Rules. Live Earth shall have the right to make, amend and enforce reasonable rules and regulations concerning the operation of the Managed Facilities; provided, however, Live Earth may not materially alter any provision of any Permits governing any Managed Facility without the prior consent of WCA Parent.

4.	Maintenance of Permits; Compliance with Laws. The WCA Parties shall be solely responsible for the costs incurred in obtaining and maintaining any permits, consents, approvals or authorization necessary to operate the Managed Facilities; provided, however, Live Earth and its officials, members, employees, agents and representatives shall reasonably cooperate with the WCA Parties in order for the WCA Parties to secure and maintain such permits, consents, approvals and authorizations (“Permits”). Live Earth shall at all times during the Term, at the applicable WCA Subs’ cost and expense, cause the respective Managed Facilities to comply with all covenants, conditions and restrictions of record, and all laws, rules, orders, statutes, consents, judgments, ordinances, requirements and regulations of any applicable governmental, public, or quasi-public authorities now or hereafter in any manner affecting the respective Managed Facilities or the use thereof (“Applicable Laws,” which terms as used herein shall include, but not be limited to, Environmental Laws as defined below) and each of the Permits under which the Managed Facilities are authorized to conduct operations. The WCA Subs agree to comply with all Applicable Laws with respect to its ownership of SF and CC and agrees to make reasonable efforts to assist Live Earth in maintaining compliance with all Applicable Law.

5.	Compensation and Consideration. The compensation and consideration for this Management Agreement shall be the contingent rights and benefits that Live Earth and certain other interested parties have in achievement of Earn-Out 1 and/or Earn-Out 2. Accordingly, Live Earth hereby acknowledges and agrees that it shall not be entitled to any other or further compensation under this Management Agreement.

6.	Acquisitions. The acquisition of any assets or equity interests of any other business by any of the WCA Subs during the Term of this Agreement (“Acquired Business”) shall require the approval of the WCA Parent and Live Earth, which approval shall not be unreasonably withheld. EBITDA resulting from the acquisition of any Acquired Business shall be excluded from the EBITDA calculation for Earn-Out purposes. The Parties shall use their good faith best efforts to determine any reduction to EBITDA as such term is defined in the Live Earth Agreement after giving affect to the acquisition of any Acquired Business.

7.	Acknowledgement of Applicable EBITDA and Earn-Outs. For purposes of the earn-out provisions of Section 2.2 of the Live Earth Agreement, the Parties acknowledge and agree as follows: (i) the determination of EBITDA for the Live Earth Business is inclusive of the EBITDA and related items attributable to the operation of the Stoughton Facility by CC with the understanding that the Stoughton Operating Agreement shall be treated as operating lease for purposes of this provision; (ii) if the Live Earth Business earns $6.25 Million in EBITDA for any four consecutive fiscal quarters up to and including the fiscal quarter ending December 31, 2012, then the Escrow Agent shall, subject to Section 2.4 of the Live Earth Agreement, distribute (A) 777,778 of the Earn-Out Shares to HBK Master Fund L.P, a Delaware limited partnership, and (B) 777,778 of the Earn-Out Shares to LEF (“Earn-Out 1”); and (iii) if on or before December 31, 2012, the Live Earth Business achieves $7.0 Million in EBITDA for any four consecutive fiscal quarters, then the Escrow Agent shall, subject to Section 2.4 of the Live Earth Agreement, distribute 444,444 of the Earn-Out Shares to Brian Fenwick-Smith (“Earn-Out 2”).

8.	Capital Expenditures. Live Earth shall be responsible for undertaking the capital expenditures for the Managed Facilities as reflected in the capital expenditure budget for 2012 as approved by WCA Parent; however, no capital expenditures shall be made or undertaken by Live Earth without the prior consent of WCA Parent, which consent shall not be unreasonably withheld. The WCA Parties shall be solely responsible for all costs and expenses associated with all capital expenditures for the Managed Facilities.

9.	Employees of Managed Facilities. The employees and other personnel who work at and conduct the operations of the Managed Facilities shall at all times remain employees of the WCA Parties.

10.	Default. In the event of a breach of any terms or conditions of this Management Agreement by Live Earth, WCA Parent may terminate this Agreement upon ten (10) days prior written notice of such termination to Live Earth; provided, however, that WCA Parent shall first provide Live Earth with written notice describing the alleged breach and a period of fifteen (15) days to cure such breach, provided that if such cure is not reasonably capable of being cured within that fifteen (15) day period, and Live Earth is diligently pursuing the cure of such breach, Live Earth shall have a reasonable time thereafter, not to exceed an additional thirty (30) days, to cure such breach.

11.	Assignment. Notwithstanding anything contained herein to the contrary, Live Earth shall have no right to assign this Management Agreement and/or to permit any other person to manage the operations of any of the Managed Facilities.

12.

Environmental Laws. “Environmental Law(s)” means any and all federal, state and local laws, ordinances, rules, regulations, operational memoranda, interpretations and orders of courts or administrative agencies or authorities relating to pollution, contamination, preservation, protection or cleanup of the environment (including, without limitation, ambient air, surface water, ground water, land surface, wildlife, wetlands and subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended (“RCRA”); the Atomic Energy Act of 1954, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Pollution Prevention Act of 1990, as amended; the Emergency Planning and Community Right to know Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; the Oil Pollution Act of 1990, as amended; the Safe Drinking Water Act, as amended; the Occupational Safety and Health Act, as amended; all regulations promulgated under any of the foregoing from time to time; and any and all other laws, rules and regulations relating to (a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) noise; (c) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (d) exposure of persons or property to Polluting Substances and the effects thereof; (e) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, Disposal or remediation of Polluting Substances; (f) the implementation of spill prevention and/or disaster plans relating to Polluting Substances; or (g) maintaining, disclosing or reporting information to governmental authorities or any third party under any Environmental Law, including all state laws in all jurisdictions in which any Company’s Business Facilities or other operations are located regulating the foregoing. Notwithstanding the foregoing, if any Environmental Law is amended prior to the Closing so as to broaden the meaning of the term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Any specific references to a law shall include any amendments to it promulgated from time to time.

13.	Miscellaneous.

a.	Further Acts/Approvals. The parties to this Management Agreement agree to perform any further acts and to execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Management Agreement. When any consent or approval is required of by either party as to any matter pertaining to this Management Agreement or the Landfill, such consent or approval shall not be unreasonably withheld, and such consent or approval (or specific reason for not granting consent or approval) shall be given to any other party in a prompt and timely manner.

b.	Section Headings. The section headings contained in this Management Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Management Agreement.

c.	Time of the Essence. Time is of the essence of this Management Agreement and of all provisions hereof.

d.	Governing Law. This Management Agreement shall be construed and enforced in accordance with the laws of the State of Ohio. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MANAGEMENT AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) MADE BY THE PARTIES HEREIN.

e.

Enforceability. If any term or provision of this Management Agreement, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Management Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Management Agreement shall be valid and be enforced to the fullest extent permitted by law. Further, if any term(s) in this Management Agreement is held by a court to be unenforceable and/or overbroad, the parties acknowledge and agree that the defective term(s) shall be modified to the minimum extent necessary to comply with applicable law(s).

f.	Entire Agreement. This Management Agreement contains the entire agreement and understanding of the parties and supersedes all prior negotiations and agreements regarding the subject matter hereof. This Management Agreement may be amended and modified only in writing by an instrument signed by the parties hereto.

g.	Waiver. No failure or delay of either party to exercise any right or power hereunder, or to insist upon strict compliance herewith, and no course of dealing, custom or practice at variance with any term hereof shall constitute a waiver by either party of its right to demand strict compliance hereof by the other party.

h.	No Joint Venture. SF is the owner of the Landfill, CC is the owner of the Champion City Facility, and CC is designated contract operator of the Stoughton Facility. Neither this Management Agreement nor the relationship between the Parties is intended to, nor shall ever be construed as, creating a legal partnership or joint venture by and between the Parties.

i.	Counterparts. This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and be admissible into evidence or used for any purpose without the production of the other counterparts. Any such counterpart may be delivered by facsimile or e-mail (in .pdf format).

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the date first above written.

WCA WASTE CORPORATION

/s/ Charles A. Casalinova
By: Charles A. Casalinova
Its: Senior Vice President & Chief Financial Officer

WCA OF MASSACHUSETTS, LLC

/s/ Michael A. Roy
By: Michael A. Roy
Its: Vice President & Secretary

WCA OF OHIO, LLC

/s/ Michael A. Roy
By: Michael A. Roy
Its: Vice President & Secretary

SUNNY FARMS LANDFILL, LLC

/s/ Michael A. Roy
By: Michael A. Roy
Its: Vice President & Secretary

CHAMPION CITY RECOVERY, LLC

/s/ Michael A. Roy
By: Michael A. Roy
Its: Vice President & Secretary

BOXER REALTY REDEVELOPMENT, LLC

/s/ Michael A. Roy
By: Michael A. Roy
Its: Vice President & Secretary

NEW AMSTERDAM AND SENECA RAILROAD COMPANY, LLC

/s/ Michael A. Roy
By: Michael A. Roy
Its: Vice President & Secretary

LIVE EARTH LLC

/s/ Christopher M. Valerian
By: Christopher M. Valerian
Its: Managing Member

LIVE EARTH FUNDING, LLC

/s/ Daniel J. Clark
By: Christopher M. Valerian
Its: Managing Member

/s/ Gregory J. Skoda
By: Gregory J. Skoda, as trustee of Gregory J. Skoda Revocable Trust
Its: Managing Member